Exhibit 99.1
Unity Reports Fourth Quarter and Fiscal Year 2025 Financial Results
SAN FRANCISCO, February 11, 2026 -- Unity (NYSE: U), the world’s leading game engine, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.
“Fourth quarter results once again comfortably exceeded the high-end of our guidance, led by exceptional performance from Vector, which experienced its third consecutive quarter of mid-teen sequential revenue growth, and the best growth we’ve seen in Create in over two years,” said Matt Bromberg, President and CEO of Unity.
“With Vector demonstrating rapid growth and Unity 6 adoption at the fastest rate we’ve ever experienced, our goal of becoming the essential infrastructure for the next generation of interactive entertainment is coming into clear focus.”
Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its fourth quarter and fiscal year 2025. The live public webcast can be accessed on Unity’s Investor Relations website at https://investors.unity.com. The webcast replay will also be available on the site.
Fourth Quarter 2025 Results:
•Revenue was $503 million, compared to $457 million in the fourth quarter 2024.
•Create Solutions revenue was $165 million, compared to $152 million in the fourth quarter 2024.
•Grow Solutions revenue was $338 million, compared to $305 million in the fourth quarter 2024.
•GAAP net loss was $89 million, with a margin of (18)%.
•GAAP basic and diluted net loss per share was $0.21.
•Adjusted EBITDA was $125 million, with a margin of 25%.
•Adjusted earnings per share was $0.24.
•Net cash provided by operating activities was $121 million.
•Free cash flow was $119 million.
Revenue
Revenue was $503 million, up 10% year-over-year.
Create Solutions revenue was $165 million, up 8% year-over-year. The increase was driven by strong growth in subscription revenue.
Grow Solutions revenue was $338 million, up 11% year-over-year. The change was driven by mid-teen sequential quarterly revenue growth from Unity Vector, which represented 56% of total Grow Solutions revenue in the fourth quarter. The growth was partially offset by declines in the IronSource Ad Network, which represented 11% of total Grow Solutions revenue in the fourth quarter.

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Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.21, as compared to $0.30 for the same period in 2024.
Net Loss and Net Cash Provided by Operating Activities
Net loss for the quarter was $89 million, compared to $123 million in the fourth quarter of 2024.
Net loss margin was (18)%, compared to (27)% in the fourth quarter of 2024.
Net cash provided by operating activities for the quarter was $121 million, compared to $112 million in the fourth quarter of 2024.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $125 million, with a margin of 25%, compared to $106 million in the fourth quarter of 2024, with a margin of 23%. The year-over-year improvement was driven by better cost control and higher revenue.
Free cash flow for the quarter was $119 million, compared to $106 million in the fourth quarter of 2024.
Adjusted EPS for the quarter was $0.24, compared to $0.20 in the fourth quarter of 2024.
Liquidity
As of December 31, 2025, our cash and cash equivalents, and restricted cash was $2,064 million, and increased by $536 million, as compared with $1,528 million as of December 31, 2024. This increase was primarily driven by our operations, and proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares, offset by the net cash outflows from our debt refinancing.
Q1 2026 Guidance1
We expect First Quarter Revenue of $480 million to $490 million.
•In Grow, we expect revenue to be flat on a sequential basis.
•In Create, we expect double digit year-over-year revenue growth (excluding the impact of non-strategic revenue).
We expect First Quarter Adjusted EBITDA of $105 million to $110 million.
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.
1 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures in this press release and in the earnings call referencing this press release to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and fiscal year 2025 non-GAAP results included in this press release.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,055,840	$1,517,672
Accounts receivable, net	643,611	573,884
Prepaid expenses and other	113,012	133,795
Total current assets	2,812,463	2,225,351
Property and equipment, net	68,289	98,819
Goodwill	3,166,304	3,166,304
Intangible assets, net	650,544	1,066,235
Other assets	140,006	180,698
Total assets	$6,837,606	$6,737,407
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,981	$13,948
Accrued expenses and other	299,541	294,951
Publisher payables	431,494	394,284
Deferred revenue	224,405	186,304
Current portion of convertible notes	556,451	—
Total current liabilities	1,525,872	889,487
Convertible notes	1,678,899	2,238,922
Long-term deferred revenue	14,038	16,846
Other long-term liabilities	122,660	165,004
Total liabilities	3,341,469	3,310,259
Commitments and contingencies
Redeemable noncontrolling interests	252,637	230,627
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 432,860 and 409,393	2	2
Additional paid-in capital	7,378,295	6,936,038
Accumulated other comprehensive loss	(2,156)	(9,425)
Accumulated deficit	(4,138,709)	(3,735,944)
Total Unity Software Inc. stockholders' equity	3,237,432	3,190,671
Noncontrolling interest	6,068	5,850
Total stockholders' equity	3,243,500	3,196,521
Total liabilities and stockholders' equity	$6,837,606	$6,737,407

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$503,089	$457,099	$1,849,648	$1,813,255
Cost of revenue	129,239	115,537	477,739	480,853
Gross profit	373,850	341,562	1,371,909	1,332,402
Operating expenses
Research and development	249,727	217,970	929,516	924,830
Sales and marketing	163,512	175,747	652,907	752,649
General and administrative	67,121	71,499	268,539	410,072
Total operating expenses	480,360	465,216	1,850,962	2,087,551
Loss from operations	(106,510)	(123,654)	(479,053)	(755,149)
Interest expense	(6,043)	(5,839)	(24,007)	(23,542)
Interest income and other income (expense), net	15,466	9,108	107,862	111,558
Loss before income taxes	(97,087)	(120,385)	(395,198)	(667,133)
Provision for (benefit from) Income taxes	(7,694)	2,138	6,295	(2,846)
Net loss	(89,393)	(122,523)	(401,493)	(664,287)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	570	204	1,272	(173)
Net loss attributable to Unity Software Inc.	(89,963)	(122,727)	(402,765)	(664,114)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.21)	$(0.30)	$(0.96)	$(1.68)
Weighted-average shares used in computation of basic and diluted net loss per share	429,833	405,172	420,914	395,951

Net loss	(89,393)	(122,523)	(401,493)	(664,287)
Change in foreign currency translation adjustment	3,954	(8,102)	9,201	(5,544)
Comprehensive loss	$(85,439)	$(130,625)	$(392,292)	$(669,831)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	570	204	1,272	(173)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	832	(1,664)	1,932	(1,128)
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	1,402	(1,460)	3,204	(1,301)
Comprehensive loss attributable to Unity Software Inc.	$(86,841)	$(129,165)	$(395,496)	$(668,530)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating activities
Net loss	$(89,393)	$(122,523)	$(401,493)	$(664,287)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	131,906	103,161	460,944	408,980
Stock-based compensation expense	92,852	110,356	385,214	596,249
Gain on repayment of convertible note	—	—	(42,744)	(61,371)
Impairment of property and equipment	971	(83)	5,882	22,791
Other	837	8,574	(3,683)	23,309
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(43,244)	1,896	(69,078)	37,359
Prepaid expenses and other	13,984	746	24,071	(11,203)
Other assets	3,261	(7,113)	33,819	(2,746)
Accounts payable	(6,444)	652	(545)	742
Accrued expenses and other	72	8,696	4,361	(6,671)
Publisher payables	34,304	11,731	37,210	9,170
Other long-term liabilities	(13,169)	(1,181)	(44,825)	(47,963)
Deferred revenue	(4,502)	(2,720)	33,822	11,194
Net cash provided by operating activities	121,435	112,192	422,955	315,553
Investing activities
Purchases of non-marketable investments	—	—	(2,000)	—
Purchases of intangible assets	(3,000)	—	(3,000)	(12,860)
Purchases of property and equipment	(2,753)	(6,442)	(19,024)	(29,549)
Net cash used in investing activities	(5,753)	(6,442)	(24,024)	(42,409)
Financing activities
Proceeds from issuance of convertible notes	—	—	690,000	—
Purchase of capped calls	—	—	(44,436)	—
Payment of debt issuance costs	—	—	(13,236)	—
Repayments of convertible note	—	—	(641,691)	(414,999)
Proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares	33,978	19,390	119,454	76,692
Net cash provided by (used in) financing activities	33,978	19,390	110,091	(338,307)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	5,553	(13,227)	27,398	(11,223)
Increase (decrease) in cash, cash equivalents, and restricted cash	155,213	111,913	536,420	(76,386)
Cash, cash equivalents, and restricted cash, beginning of period	1,909,088	1,415,968	1,527,881	1,604,267
Cash, cash equivalents, and restricted cash, end of period	$2,064,301	$1,527,881	$2,064,301	$1,527,881

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, and restructurings and reorganizations. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation
Revenue	$503,089	$457,099	$1,849,648	$1,813,255
GAAP net loss	$(89,393)	$(122,523)	$(401,493)	$(664,287)
Add:
Stock-based compensation expense	$91,847	$110,203	$380,159	$469,128
Amortization of intangible assets expense	$121,478	$88,465	$418,691	$353,371
Depreciation expense	$10,428	$14,696	$42,253	$55,609
Restructuring and reorganization costs	$7,651	$16,398	$46,781	$266,855
Interest expense	$6,043	$5,839	$24,007	$23,542
Interest income and other income (expense), net	$(15,466)	$(9,108)	$(107,862)	$(111,558)
Provision for (benefit from) income taxes	$(7,694)	$2,138	$6,295	$(2,846)
Adjusted EBITDA	$124,894	$106,108	$408,831	$389,814
GAAP net loss margin	(18)%	(27)%	(22)%	(37)%
Adjusted EBITDA margin	25%	23%	22%	21%

Adjusted gross profit reconciliation
GAAP gross profit	$373,850	$341,562	$1,371,909	$1,332,402
Add:
Stock-based compensation expense	11,019	9,685	39,103	43,566
Amortization of intangible assets expense	27,409	27,293	108,399	108,580
Depreciation expense	1,727	2,372	6,941	9,613
Restructuring and reorganization costs	1,001	117	1,787	15,154
Adjusted gross profit	$415,006	$381,029	$1,528,139	$1,509,315
GAAP gross margin	74%	75%	74%	73%
Adjusted gross margin	82%	83%	83%	83%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$129,239	$115,537	$477,739	$480,853
Stock-based compensation expense	(11,019)	(9,685)	(39,103)	(43,566)
Amortization of intangible assets expense	(27,409)	(27,293)	(108,399)	(108,580)
Depreciation expense	(1,727)	(2,372)	(6,941)	(9,613)
Restructuring and reorganization costs	(1,001)	(117)	(1,787)	(15,154)
Adjusted cost of revenue	$88,083	$76,070	$321,509	$303,940
GAAP cost of revenue as a percentage of revenue	26%	25%	26%	27%
Adjusted cost of revenue as a percentage of revenue	18%	17%	17%	17%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Research and development
GAAP research and development expense	$249,727	$217,970	$929,516	$924,830
Stock-based compensation expense	(40,965)	(58,077)	(188,264)	(240,556)
Amortization of intangible assets expense	(52,548)	(17,737)	(138,714)	(69,345)
Depreciation expense	(5,095)	(7,025)	(20,867)	(26,686)
Restructuring and reorganization costs	(7,322)	(1,892)	(21,752)	(54,460)
Adjusted research and development expense	$143,797	$133,239	$559,919	$533,783
GAAP research and development expense as a percentage of revenue	50%	48%	50%	51%
Adjusted research and development expense as a percentage of revenue	28%	29%	30%	29%

Sales and marketing
GAAP sales and marketing expense	$163,512	$175,747	$652,907	$752,649
Stock-based compensation expense	(14,576)	(20,898)	(67,996)	(95,171)
Amortization of intangible assets expense	(41,521)	(43,435)	(171,578)	(175,446)
Depreciation expense	(2,173)	(3,199)	(8,667)	(11,567)
Restructuring and reorganization costs	(1,478)	(5,135)	(10,992)	(56,888)
Adjusted sales and marketing expense	$103,764	$103,080	$393,674	$413,577
GAAP sales and marketing expense as a percentage of revenue	32%	38%	35%	42%
Adjusted sales and marketing expense as a percentage of revenue	21%	23%	22%	23%

General and administrative
GAAP general and administrative expense	$67,121	$71,499	$268,539	$410,072
Stock-based compensation expense	(25,287)	(21,543)	(84,796)	(89,835)
Depreciation expense	(1,433)	(2,100)	(5,778)	(7,743)
Restructuring and reorganization costs	2,150	(9,254)	(12,250)	(140,353)
Adjusted general and administrative expense	$42,551	$38,602	$165,715	$172,141
GAAP general and administrative expense as a percentage of revenue	13%	16%	15%	23%
Adjusted general and administrative expense as a percentage of revenue	8%	8%	9%	10%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Adjusted EPS reconciliation
GAAP net loss	$(89,393)	$(122,523)	$(401,493)	$(664,287)
Stock-based compensation expense	91,847	110,203	380,159	469,128
Amortization of intangible assets expense	121,478	88,465	418,691	353,371
Depreciation expense	10,428	14,696	42,253	55,609
Restructuring and reorganization costs	7,651	16,398	46,781	266,855
Income tax impact of adjusting items	(30,055)	(22,688)	(94,907)	(111,073)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$111,956	$84,551	$391,484	$369,603
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,714	4,516	18,729	18,226
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$116,670	$89,067	$410,213	$387,829

Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	429,833	405,172	420,914	395,951
Convertible notes	41,349	24,486	38,672	24,766
Stock options and PVOs	5,788	8,912	6,136	11,197
Unvested RSUs, PVUs, and PSUs	12,987	5,901	8,945	4,820
ESPP	8	258	138	214
Non-GAAP weighted-average common shares used in adjusted EPS	489,965	444,729	474,805	436,948

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.21)	(0.30)	(0.96)	(1.68)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	0.47	0.51	1.89	2.61
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.02)	(0.01)	(0.07)	(0.04)
Adjusted EPS	0.24	0.20	0.86	0.89

Free cash flow reconciliation
Net cash provided by operating activities	$121,435	$112,192	$422,955	$315,553
Less:
Purchases of property and equipment	(2,753)	(6,442)	(19,024)	(29,549)
Free cash flow	118,682	105,750	403,931	286,004

Net cash used in investing activities	(5,753)	(6,442)	(24,024)	(42,409)
Net cash provided by (used in) financing activities	33,978	19,390	110,091	(338,307)

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including statements regarding Unity’s outlook and future financial performance, including, but not limited to: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements and performance and the expansion of Vector across our Grow solutions; (iii) our strategic initiatives, including our continued investment and focus on artificial intelligence tools; (iv) expectations regarding Vector leveraging behavioral data available through Unity Runtime, including expectations of multi-year growth of the product portfolio and its impact on financial results; (v) statements regarding our products, projects, technology and ongoing product development, including expectations regarding Unity AI and the accessibility of Unity authoring workflows by web browser; (vi) expectations regarding growth of Vector and its impact on Unity’s overall growth prospects, as well as revenue mix; (vii) statements regarding our market opportunity; (viii) expectations regarding our competitive position and growth prospects; (ix) expectations regarding improvements in operating margins; (x) expectations regarding stock-based compensation expense; (xi) plans to pay off future obligations; and (xii) Unity’s financial guidance for future periods. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) Unity’s ability to compete effectively; (iii) adverse changes in the geopolitical relationship between the U.S. and China; (iv) Unity’s ability to address issues raised by the use of, or failure to successfully use, artificial intelligence in its offerings, or the use of artificial intelligence by its customers and competitors; (v) the impact of any decisions to change how Unity prices its products and services; (vi) Unity’s ability to achieve and sustain profitability; (vii) Unity’s ability to retain existing customers and expand the use of its platform, or attract new customers; (viii) Unity’s ability to further expand into adjacent business areas or new industries; (ix) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (x) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xi) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xii) Unity’s ability to manage growth effectively and manage costs effectively; (xiii) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xiv) Unity’s ability to attract, manage and retain its talent; (xv) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xvi) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 20, 2025 and Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2025, August 6, 2025 and November 5, 2025 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward looking statements after the date of this release except as required by law.

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Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
UnityComms@unity3d.com

Source: Unity Software Inc.

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